UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2024
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02. Results of Operations and Financial Condition.
On August 5, 2024, Ameresco, Inc. (“we” or the “Company”) announced its financial results for the quarter ended June 30, 2024. The Company also posted supplemental information with respect to its quarter ended June 30, 2024 results on the Investor Relations section of its website at www.ameresco.com. The press release and the supplemental information issued in connection with the announcement are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, the Company announced that Mark Chiplock, 54, has been promoted to the role of Executive Vice President and Chief Financial Officer, effective August 31, 2024 (the “Effective Date”). Mr. Chiplock will continue to serve as the principal accounting officer. Mr. Chiplock will succeed Doran Hole who joined the Company on July 1, 2019 as Executive Vice President and Chief Financial Officer and on August 2, 2024 tendered his resignation effective August 30, 2024 to pursue other opportunities.
Mr. Chiplock joined the Company as Corporate Controller in June 2014 and became Vice President, Finance in April 2016. From October 1, 2018 until July 1, 2019 he served as the Company’s Interim Chief Financial Officer and Chief Accounting Officer after which he continued to serve as Vice President, Chief Accounting Officer and in February 2022 was promoted to Senior Vice President, Chief Accounting Officer. Prior to joining Ameresco, Mr. Chiplock served as Vice President, Finance of GlassHouse Technologies, a data center infrastructure consulting firm, from June 2012 to May 2014. In connection with his promotion, as of the Effective Date, Mr. Chiplock’s annual base salary will be increased to $435,000 and he will receive an award under the Company’s 2020 Stock Incentive Plan of options for 30,000 shares of Class A common stock. Subject to Mr. Chiplock’s continued employment with the Company, the options will vest over five years in five equal annual installments commencing on the first anniversary of the grant date. Mr. Chiplock will also continue to be eligible to participate in the Company’s Short-Term Incentive Bonus Plan.
There are no arrangements or understandings between Mr. Chiplock and any other persons pursuant to which he was elected as an officer, and Mr. Chiplock has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Chiplock does not have a family relationship with any director or executive officer of the Company. Mr. Hole’s departure is not related to any disagreements on the Company’s financial statement disclosures or accounting policies or practices.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index
Exhibit No.	Description
99.1	Press Release issued by Ameresco on August 5, 2024
99.2	Supplemental Information dated as of August 5, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)
#	Certain portions of this exhibit are considered confidential and have been omitted as permitted under SEC rules and regulations. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
August 5, 2024	By:	/s/ Spencer Doran Hole
Spencer Doran Hole
Executive Vice President and Chief Financial Officer (duly authorized and principal financial officer)